Exhibit 10.22

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING ARE NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(J) AND I287(A) OF THE INTERNAL REVENUE CODE.

FORM OF CONVERTIBLE PROMISSORY NOTE
due November 28, 2008

US $ 20,600,000

November 28, 2005

FOR VALUE RECEIVED, Osiris Therapeutics, Inc., a Delaware corporation (the “Company”), having an address of 2001 Aliceanna Street, Baltimore, MD 21231, U.S.A., hereby promises to pay to the order of [          ], a company established under the laws of                 (the “Holder”), at the offices of Holder at                                                                                                  or such other place as may be designated by Holder to the Company in writing, the aggregate of (i) twenty million six hundred thousand U.S. Dollars (U.S.$ 20,600,000) (the “Principal”), together with, and upon and subject to the terms and conditions hereinafter set forth, (ii) accrued and unpaid interest thereon, and (iii) an additional amount corresponding to 27% of the Principal (such aggregate the “Final Payment Amount”).  Notwithstanding anything to the contrary, no payment on the note will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder in the United States.

1.                     Payment Terms.  The Company promises to pay to Holder the Final Payment Amount on November 28, 2008 (the “Maturity Date”), unless this Note is earlier redeemed by the Company or converted into Common Stock (as hereinafter defined) of the Company, pursuant to Section 3 or Section 5, hereof, as applicable.  All accrued and unpaid interest shall be due and payable in accordance with Section 2 hereof.  All payments hereunder shall be made in lawful money of the United States of America.  Payment shall be credited first to the accrued and unpaid interest then due and payable and the remainder to Principal.

2.             Interest.  Interest on the outstanding portion of Principal of this Note shall accrue at a rate of six percent (6%) per annum.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  All accrued interest shall be due and payable on each Payment Date (as hereinafter defined), the Maturity Date, the IPO Redemption Date (as hereinafter defined), the Company Redemption Date (as hereinafter defined) or the IPO Conversion Date (as hereinafter defined), as the case may be, in each case in accordance with the terms and conditions of this Note.  “Payment Date” means each of November 28, 2006 and November 28, 2007.  If a Payment Date, the Maturity Date, the IPO Redemption Date, the Company Redemption Date or the IPO Conversion Date is on a day that is not a business day, payment of any amounts due and payable on such date shall be effected on the immediately following business day.

3.             Conversion or Redemption of this Note.

(a)           Conversion or Redemption at Option of Holder.  Upon the initial closing by the Company of its first firm commitment underwritten public offering of shares of the Company’s common stock, par value U.S.$0.001 per share (or as amended from time to time as envisaged by Section 6 below) (“Common Stock”) of not less than U.S.$25 million (such closing an “IPO”), this Note may, at the sole option of Holder, be, in whole or in part, (i) converted into shares of Common Stock, in accordance with Section 3(a)(i) hereof, if such IPO takes place on or after 20 December 2006, but prior to the Maturity Date or (ii) redeemed by the Company for cash in accordance with Section 3(a)(ii) hereof, if such IPO takes place at any time prior to the Maturity Date.  The date of conversion is referred to as the “IPO Conversion Date” and the date of such redemption is referred to as the “IPO Redemption Date”.

(i)            Conversion.  In the event of an IPO and Holder’s election to convert this Note, in whole or in part, into Common Stock, the number of shares of Common Stock to which Holder shall be entitled upon such conversion (the “IPO Conversion Shares”) shall be equal to the result of the following calculation: (i) the percentage of (the Principal in relation to which the Holder elects to convert this Note into Common Stock multiplied by (ii) the sum of (x) the Principal multiplied by the IPO Adjustment Factor (as defined below) and (y) the accrued and unpaid interest on the IPO Conversion Date, such product divided by (iii) the IPO Price (as defined below).

The “IPO Adjustment Factor” amounts to

•                                          109% for the time period until 28 November, 2006;

•                                          115% for the time period beginning 29 November, 2006 and ending 28 May, 2007;

•                                          118% for the time period beginning 29 May, 2007 and ending 28 November, 2007;

•                                          124% for the time period beginning 29 November, 2007 and ending 28 May, 2008;

•                                          127% for the time period beginning 29 May, 2008 and ending 28 November, 2008.

“IPO Price” shall mean the price per share at which shares of Common Stock are sold to the public in the IPO.  Upon the election by Holder to convert this Note, in whole or in part, pursuant to this Section 3(a)(i), the Company shall immediately take all necessary steps to register the IPO Conversion Shares under the Securities Act pursuant to the Registration Rights Agreement dated on or about 28 November 2005 among, inter alia, the Company and the Holder.

(ii)           Redemption.  In the event of an IPO and Holder’s election to have this Note redeemed by the Company, the Company shall effect such redemption by paying, in immediately available funds, an amount to Holder equal to the result of the following calculation: (i) the percentage of the Principal in relation to which the Holder elects to have this Note redeemed multiplied by (ii) the sum of (x) the Principal multiplied by the IPO Adjustment Factor and (y) the accrued and unpaid interest on the IPO Redemption Date (the “IPO Redemption Price”).

(b)           Conversion or Redemption.  Following the initial filing by the Company of a registration statement in connection with the IPO and at least 30 days prior to the anticipated effective date of such registration statement, the Company shall provide written notice (the “Company Notice”) to Holder of the filing of such registration statement.  Holder shall elect, by delivery of a written notice, substantially in the form attached as Annex 1 (the “Exercise Notice”), to Company within 15 days of Holder’s receipt of the Company Notice, to convert this Note upon the IPO, in whole or in part, pursuant to Section 3(a)(i) above, if the IPO takes place on or after 20 December 2006, but prior to the Maturity Date, or to have this Note then redeemed, in whole or in part, pursuant to Section 3(a)(ii) above, if the IPO takes place at any time prior to the Maturity Date.  If the Holder elects to convert this Note in part into Common Stock pursuant to Section 3(a)(i) above and to have this Note in part redeemed pursuant to Section 3(a)(ii) above, the Holder shall specify the portion of Principal that shall be converted into Common Stock and the portion of Principal that shall be redeemed in the Exercise Notice.  The Holder’s right to elect partial conversion or redemption of this Note may be exercised in increments of U.S.$100,000.  In the event Holder fails to respond to the Company Notice in a timely manner, the Company shall understand such failure to mean that Holder has elected to redeem this Note in accordance with Section 3(a)(ii) above.  Notwithstanding the foregoing, the Company shall not be obligated to deliver the IPO Conversion Shares issued upon conversion of this Note by the Holder or pay the IPO Redemption Price unless the original of this Note is delivered to the Company or Holder notifies the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holder executes an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of this Note.  Upon surrender by Holder to the Company of the original of this Note at the office of the Holder to an authorized representative of the Company, such representative shall issue and deliver to Holder promptly at such office and in Holder’s name as shown on the original of this Note, the IPO Conversion Shares or the IPO Redemption Price pursuant to the information provided in the Exercise Notice under “4. Settlement”.

(c)           No Fractional Shares. The number of IPO Conversion Shares resulting from a conversion of this Note pursuant to Section 3(a)(i) above shall be rounded up to the next higher integral share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.  Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

4.                                       Subordination.  The indebtedness evidenced hereby ranks pari passu in right of payment to all existing and future non-subordinated indebtedness of the Company, including lease and equipment finance obligations of the Company, indebtedness of the Company vis-a-vis banks and indebtedness of the Company resulting from the loan agreement dated as of March 5, 2003 between the Company and Boston Scientific Corporation, as amended.  The indebtedness evidenced hereby ranks senior in right of payment to all other convertible debt securities issued by the Company insofar as the terms thereof provide for subordination of the payment thereof, and to all classes and series of the Company’s capital stock.

5.                                         Redemption.  This Note may be redeemed by the Company at any time by payment to Holder in immediately available funds of the sum of (i) the Principal multiplied by the Company Redemption Premium Factor (as defined below) and (ii) the accrued and unpaid interest on the Company Redemption Date (as defined below). “Company Redemption Premium Factor” means (i) 109% if the redemption takes place before 29 November, 2006; (ii) 118% if the redemption takes place on or after 29 November, 2006 but before 29 November, 2007; or (iii) 127% if the redemption takes place on or after 29 November, 2007.  The Company must provide written notice to Holder not less than 30 days prior to the effective date of such redemption (the “Company Redemption Date”).

6.                                       Representations and Warranties of the Company.  The Company represents and warrants to Holder as follows:

(a)           The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)           This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.                                       Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital or other general corporate purposes.

8.                                       No Waiver in Certain Circumstances.  Except as set out in Section 3(b) sentence 5 above, no course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

9.                                       Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

10.           No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

11.           Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by each of the Company and Holder.  This Note may not be conveyed, assigned or transferred by Holder without the prior written consent of the Company.  All notices hereunder shall be in writing and be deemed given if personally delivered, sent by overnight courier (provided proof of delivery is received) or sent by telecopy (provided a confirmation of transmission is received) at the addresses of the respective parties set forth in the initial paragraph of this Note or such other address as either party shall notify the other of from time to time.  The Company hereby submits to personal jurisdiction in the State of Maryland, consent to the jurisdiction of any competent state or federal district court sitting in the County of Montgomery County, Maryland, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered by a duly authorized officer as of the date first above written.

Osiris Therapeutics, Inc.

By:	By:

Name:	Name:

Title:	Title:

ANNEX 1

EXERCISE NOTICE

EXERCISE NOTICE

Osiris Therapeutics, Inc. (the “Company”)

US $ 20,600,000
CONVERTIBLE PROMISSORY NOTE
due November 28, 2008
(the “Note”)

When completed, this Exercise Notice should be delivered in writing or by telefax to Osiris Therapeutics, Inc. at 2001 Aliceanna Street, Baltimore, MD 21231, U.S.A., to arrive not later than 15 days after Holder’s receipt of the Company Notice pursuant to Section 3(b) sentence 2 of the terms and conditions of the Note (the “Conditions”), or if such date is not a business day, the immediately succeeding business day (the “Exercise Date”).

In the event Holder fails to properly complete this Exercise Notice or to timely submit a substantially similar form of Exercise Notice to the Company, the Company shall understand such failure to mean that Holder has elected to have this Note redeemed by the Company in accordance with Section 3(a)(ii) of the Conditions.

Pursuant to Section 3(a) of the Conditions, the Note may, at the sole option of Holder, be, in whole or in part, (i) converted into shares of the Company’s common stock, par value U.S.$0.001 per share (“Common Stock”), in accordance with Section 3(a)(i) of the Conditions, or (ii) redeemed by the Company for cash in accordance with Section 3(a)(ii) of the Conditions.  Pursuant to Section 3(b) of the Conditions, the Holder’s right to elect partial conversion or redemption of this Note may be exercised in increments of U.S.$100,000.

Capitalized terms used in this Exercise Notice shall have the meaning attributed to them in the Note.

1.                                      Name and Address of Holder:

Name

Address

2.                                      Exercise of Right to Elect Conversion or Redemption Election

(a)          Conversion or Redemption in whole, *

I hereby elect:

(i)            to convert this Note in whole pursuant to Section 3(a)(ii) of the Conditions;* OR

(ii)           to have this Note redeemed in whole pursuant to Section 3(a)(ii) of the Conditions.*

(b)          Conversion or Redemption in part*

I hereby elect:

(i)            to convert this Note in part pursuant to Section 3(a)(i) of the Conditions with respect to a portion of the Principal in the amount of U.S.$      00.000.00;* AND

(ii)           to have this Note redeemed in part pursuant to Section 3(a)(ii) of the Conditions with respect to a portion of the Principal in the amount of U.S.$      00.000.00.*

3.             Account details

Securities Account

No.:

Holder:

Bank or Broker:

Bank Code:

Cash Account

No.:

Holder:

Bank:

Bank Code:

4.             Settlement

Set out in paragraph 3 above are the details of my (i) Securities Account for delivery by the Company of the IPO Conversion Shares, if any, and (ii) Cash Account to be credited with payment by the Company of the IPO Redemption Price, if any.

Name of Holder

Signed/By:

Dated:

*              Please delete or complete as appropriate.